CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Tax-Free Trust of our report dated April 13, 2007, relating to the financial statements and financial highlights which appears in the February 28, 2007 Annual Report to Shareholders of Franklin Florida Insured Tax-Free Income Fund and Franklin Insured Tax-Free Income Fund (each separate portfolios of Franklin Tax-Free Trust), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the prospectus of Franklin Insured Tax-Free Income Fund dated July 1, 2007 which appears in this Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the statement of additional information of Franklin Insured Tax-Free Income Fund dated July 1, 2007 which is incorporated by reference in this Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, California
January 18, 2008